                                                                    Exhibit 10.8

                     PAN ASIA COMMERCIAL BANK, TAIPEI BRANCH

                             ACKNOWLEDGEMENT OF LOAN

1.    Account Name : Kid Castle Internet Technology Corporation

2.    Condition :

                                                             Duration
                                                  Maturity      of
        Financing    Financing                    period of  Financing    Repayment
          Type         Amount      Interest rate    loan       Quota       Method
       -----------  ------------   -------------  ---------  ---------  -------------
 1       Mid-Term   $ 25 million      BR+0.956%    2 years   One-time   principal and
          Loan                     (i.e., 5.25%)               loan     interest are
                                                             issued to     jointly
                                                                the       amortized
                                                             Borrower     evenly on
                                                             till its   monthly basis
                                                              expiry

       Grand Total  $ 25 million   BR : the base rate of the Bank (currently : 4.294%)

3.    Security for the Loan :

      A.    joint guarantors : Wang, Kuo-An (President of the Company) and Chiu,
                               Yu-En (Vice- President of the Company);

      B.    Repayment Cheque(s) : request a total of twenty-five million NT dollars of promissory note(s), which should be concurrently issued by the Borrower and joint guarantor(s) for the Bank, in addition, request twenty-four(24) cheques in installments for the Bank as backed deposits for repayment.

      C.    Auxiliary security: the Borrower must provide 30% of C/D of the Bank as the pledging security for using loan quota.

4.    Other : proceed in accordance with relevant rules of the Bank.

                                 Loan Agreement

This Agreement is made by and between the person/company (hereinafter referred to as "the Contract Signatory") and Pan Asia Commercial Bank (hereinafter referred to as "the Bank", including the Bank headquarters and all branches). The Contract Signatory shall hold the responsibility of all obligations to the Bank under the terms and conditions specified as follows.

General Provision :

Article 1   The Scope Of Debt

            All obligations prescribed in this Agreement include all evidence of debts, liabilities and obligations, such as CHEQUES, LOANS, MONEY ADVANCES, DEBT SECURITIES, ACCEPTANCE, ENTRUST GUARANTEE, LETTERS OF CREDIT ISSUING, CREDIT CARD PAYMENT AND OTHER DEBTS, INCLUDING ACCRUED INTEREST, DEFERRED INTEREST, DEFAULT PENALTY OR INDEMNITIES, AS WELL AS OTHER RELEVANT PAYMENTS RELATING TO SAID EXPENSES.

Article 2   Joint Obligations

            The Contract Signatory and other obligors jointly issue receipts or invoices to apply to the Bank for a loan. In the event the Bank pays only the other obligors who have issued receipts or invoices, it shall be deemed that the Contract Signatory has been paid and shall continue to be responsible for repaying the obligation.

Article 3   Change Notification and Document Delivery

            In the event that the name, address, organization, Articles of Incorporation, representative(s), the authorization of the representative(s) of the Contract Signatory or any other matter that would affect the rights and interests of the Bank is changed, the Contract Signatory shall forthwith notify the Bank in writing of any such change, and shall be liable therefor if the Bank suffers any damage as a result of its failure to notify. In the event the Contract Signatory fails to notify the Bank of a change in mailing address, or any occurrence or reason the Contract Signatory shall be liable for any resulting damage. ANY NOTICE SHALL BE DEEMED TO BE DELIVERED TO ALL PARTIES TO THIS AGREEMENT WHEN SENT BY THE BANK WITHIN THE ORDINARY TIME FRAME IN MAIL DELIVERY TO THE LATEST UPDATED ADDRESS NOTIFIED BY THE CONTRACT SIGNATORY TO THE BANK.

Article 4   Calculation of Interest Rate

            (1) In addition to special clause provisions, the Contract Signatory shall be responsible for the repayment of all interest on its debts to the Bank on monthly basis in accordance with respective interest rates agreed upon under the different loan agreements between the Contract Signatory and the Bank. For any debt that the Contract Signatory owes the Bank and no specific interest rate is set forth in any agreement, the interest rate of such debt shall be calculated based on the base rate announced by the Bank on that day of debt issued by the Bank plus 6% per year.

            (2) The Contract Signatory agrees that the base rate of the Bank comprises the discount rate announced by Central Bank of China plus interest rate risk factors, assets risk factors for loan and the operation cost of the Bank. In addition, the Contract Signatory agrees that the Bank is not required to give additional notification while adjusting the base rate under the following situations and may calculate interest payable by the Contract Signatory based on adjusted base rate starting from the that date of base rate adjustment:

                A. The Bank shall adjust the interest rate on Jan. 15th of each year(postpone to the next working day if on holiday) based on the calculation of interest rate risk factors of the Bank by the spread between average rate paid on deposits over the twelve-month period of the Bank and the discount rate announced by Central Bank of China; calculate interest rate risk factors of the Bank on Jul. 15th of each year (postpone to the next working day if on holiday) based on spread between average rate paid on deposits over the six-month period of the Bank and the discount rate announced by Central Bank of China; make an adjustment based on the operation cost of the Bank in accordance with the latest announced audited financial number of the previous year and the ratio of the whole year operating cost to the total assets of the Bank. The formula of calculating average deposit interest rate is (interest paid on deposits over a six-month or a twelve-month period) x 12 / (balance held on deposit over a six-month or a twelve-month period);

                B. The assets risk factors for a loan is regulated under the Guidelines Regulating Audit of Income Taxes on Profit-making-Enterprises promulgated by the Ministry of

                    Finance, equivalent to 1% of the balance held on debt obligations that is calculated by the finance and banking industries for the estimate of their bad debts; therefore, the Bank should adjust the assets risk factors for loan when the 1% of the ratio of the bad debt loss to the balance of debt obligation in accordance with the Guidelines Regulating Audit of Income Taxes on Profit-making- Enterprises is amended by the Ministry of Finance.

                C. The Bank should adjust the interest rate on the next business day of the adjustment of discount rate of the Central Bank of China.

                D. The base rate structure should be regularly reviewed by the Bank. In the event the Bank finds out the base rate structure factors are out of date, the Bank should amend the factors and submit to the Central Bank of China for approval and change the base rate as appropriate.

                E. In the event of any significant change in financial markets resulting in the divergence of the base rate of the Bank from normal market rates, the Bank may make public such rate difference in business premises or on the website of the Bank, or newspapers or magazines ten(10) days before and report such change to the Central Bank of China for adjusting the base rate of the Bank.

Article 5   Acceleration Clauses

            When any one of the following events occurs, the Bank may at anytime reduce or cease the Contract Signatory's amount of credit line, shorten maturity period of the Contract Signatory's loan, or announce the demand date due of repaying all the obligations the Contract Signatory owe the Bank (including balance of the guaranteed loan not to be commuted by the Bank yet):

            (1) The principal and/or interest of any payable indebtedness have not been repaid in full or in any installment, or in the event of non-acceptance or non-payment;

            (2) The Contract Signatory fails to provide collateral in accordance with this Agreement;

            (3) The Contract Signatory applies to the court for arranging a composition, adjudicating bankruptcy or corporate reorganization in accordance with Bankruptcy Law, or the Taiwan Clearing House announces that the Contract Signatory is a denied credit, or the Contract Signatory ceases the business operation or redeems the indebtedness;

            (4) Because of the death of the Contract Signatory, the heir(s) of the Contract Signatory declare limited succession or waiver of inheritance;

            (5) The Contract Signatory's principal property is subject to sequestration by the court owing to any criminal case;

            (6) The interest of any payable indebtedness has not been repaid in accordance with respective agreements;

            (7) Securities are sealed up on government orders or lost, or the security values under warranty are decreased or deficient to guarantee the creditor's rights;

            (8) The actual purpose of this loan is not in compliance with the purpose approved by the Bank or the loan is not used as appropriate;

            (9) The Contract Signatory is under either actions of enforcement, provisional seizure, provisional disposition or other safety disposition, so that the Bank may not claim for the right of repayment for the obligations;

            (10) It is found that the Contract Signatory obtained this loan by means of its false report or statement, hidden information, or any breach of the Agreement or commitments to the Bank occurs, so that the Bank deems it necessary to safeguard the creditor's rights from the Contract Signatory;

            (11) In addition to the preceding provisions, the Bank considers the necessity of safekeeping the creditor's rights. If the Bank can prove a concrete event as prescribed on the Agreement, the Bank may accelerate the maturity period of loan (with or without prior notification). If it is found that the Contract Signatory has performed specific behaviors as provided on Items (1) to (5) and (11), the Bank shall not give any notification or reminder to the Contract Signatory in advance.

Article 6   Right of Offset and Order of Priority for Satisfaction of Credit

            (1) In the event the Contract Signatory breaches the Agreement regardless of the maturity period of loan, the Bank has the right to directly pay off all obligations from all kinds of deposit accounts (the provision on checking account(s) is prescribed in Item (2)), as well as offset the creditor's rights of the Bank to the Contract

                  Signatory, prior to the maturity period, by law or agreements between the parties, or when the Bank has acted as spontaneous agency for a third party or commissioned by any third party through a transaction relationship to request the Contract Signatory to repay payments.

            (2) The Contract Signatory understands and agrees that in the event the Contract Signatory breaches the Agreement of a checking account with the Bank, the Bank may announce the demand date due of repaying all the obligations that the Contract Signatory owes to the Bank and the termination of the Agreement.

                  Thereupon, the checking account(s) of the Contract Signatory at the Bank shall be voided and the Bank shall immediately return the balance in the checking account(s) to the Contract Signatory and use said money to offset the Contract Signatory's obligation to the Bank.

            (3) The scheduled offset prescribed in the preceding two paragraphs means that the right of offset shall be effective upon the Bank's deduction from the accounts of the Contract Signatory. Meanwhile, the bank deposit certificates, deposit books, cheques or other certificates issued from the Bank to the Contract Signatory will be voided within the offset amount of the obligations.

            (4) In the event the offset amount of the Contract Signatory is insufficient to repay all obligations, said obligations shall be offset in accordance with either Articles 321, 322 and 323 of the Civil Code or the order of priority for satisfaction of credit designated by the Bank, depending on whether clauses are in favor of the Contract Signatory.

Article 7   Guaranty on Performance of the Agreement

            In the event the principal obligor fails to perform the obligations incurred according to respective agreements, the Contract Signatory, as the guarantor, shall immediately be responsible for fulfilling the guarantee debts, and in addition, shall consent the following:

            (1) The Bank may directly request the repayments for all obligations from the Contract Signatory, instead of from the security for all obligations.

            (2) After the Contract Signatory has liquidated all obligations on behalf of the principal obligor, the Contract Signatory may request the Bank to return the security rights for all obligations by law and should have no objection against defect of the security. The right of claim (restrained by the original creditor's right as the Principal Obligor assigned to the Bank) and the right of subrogation the Contract Signatory can claim, owing to part of the Contract Signatory's compensation for the obligation the Principal Obligor owe to the Bank, from the Principal Obligor should be compensated from the creditor's remaining obligation right of the Bank to the Principal Obligor.

Article 8   Supervising, Auditing, Examining and Information Providing

            The Bank may from time to time supervise the use of the credit facility, audit the business operations and the financial conditions of the Contract Signatory, inspect and control the collateral, and the Bank or Joint Credit Information Center may examine the relevant accounts, books, vouchers, documents of the Contract Signatory (including its consolidated financial report), to which Contract Signatory shall be willing to cooperate. When deemed necessary, the Bank or Joint Credit Information Center may request the Contract Signatory to prepare and deliver on a periodic basis the above-mentioned credit information or audited financial report prepared by the CPA recognized by the Bank and the working sheets of that auditing CPA. However, the Bank or Joint Credit Information Center shall have no obligations to supervise, audit inspect, control and examine. In the event that the Bank deems that the financial structure of the Contract Signatory shall be improved, the Bank may demand Contract Signatory to increase its capital or to take other actions for improving its financial structure, and Contract Signatory shall forthwith act accordingly.

Article 9   Personal Data Computer-Processing and Usage

            The Contract Signatory agrees that the Bank may, for specific purposes of evaluating the credit of the Contract Signatory, the estimate of credit line determination of the Bank and other business needs that are prescribed in the registered business items of the Bank, provide relevant personal information of the Contract Signatory, such as basic information financial statements, banking deposits, currency exchanges, credit card data, deals on credit, investigation report on credit reference, personal loan, cheque credit and other personal data relating to this Agreement, for the Bank and Joint Credit Information Center to process and use; in addition, the Contract Signatory agrees that banking institutions of the Joint Credit

            Information Center members may inquire about said information in connection with the Contract Signatory from Joint Credit Information Center.

Article 10 Acknowledgement of Defect, Damage or Extermination of Certificate of Debt Obligation

            In the event the certificates of all obligations incurred by the Contract Signatory to the Bank are lost, damaged or exterminated due to incidents, force majeure or any causes for which the Bank shall not be liable, the Contract Signatory agrees to acknowledge all corrected amounts recorded on respective account books, vouchers, computer-based receipts and/or statements, debt certificates, duplicate copies of transaction documents of the Bank; nevertheless, any of false obligation amounts recorded thereon shall be corrected by the Bank, after the Contract Signatory has proved to be wrong on evidence. In addition, the Contract Signatory, upon the maturity period of loan, should liquidate all payments relating to the obligation, expenses, default penalty and the principal and interest at once, or issue additional debt certificate to the Bank according to the notification of the Bank prior to the maturity date.

Article 11  Return and Change of Collateral and Certificate

            Any person, who possesses any safekeeping receipt that describes an obligation deposited, or the bank book or other receiving documents with the identical seal of the Contract Signatory and goes to the Bank requesting for returning or exchanging security , its certificates or relevant documents, shall be regarded as the proxy of the Contract Signatory and the Bank shall assist in said processes with the proxy.

Article 12  Signature and Seal

            The signatures and/or seals on this Agreement are personally made and verified by the Contract Signatory, and then :

            [X] Respective loan agreements and/or papers made between the Contract Signatory and the Bank shall be effective upon the application of either the signature or the identical seal of the Contract Signatory.

            [ ] Respective loan agreements and/or papers made between the Contract Signatory and the Bank shall be effective when the Contract Signatory personally sign and seal thereon, and complete guarantee process with the Bank's auditor.

Article 13  Applicable Law and Court Jurisdiction

            The Contract Signatory acts as Taiwanese (legal person) or foreigner

            (legal person) in connection with various obligations with to the Bank, the condition, method and effectiveness of the Contract Signatory's legal behavior shall be subject to the ROC laws. All disputes about obligations hereunder shall be governed by jurisdiction of the _________District Court or the Taipei District Court for the first trial.

Article 14  Effectiveness of the Agreement

            The Agreement is the general clause supplemental to each loan contracts or documents and shall be valid after executed by the Contract Signatory and delivered to the Bank.

To : Pan Asia Commercial Bank

Special Clauses

- In the event the Principal Obligor defaults to perform the responsibility of repaying the obligations that are under guaranty of the Contract Signatory, the Bank, based on the application of the Principal Obligor, may deem it necessary for the Principal Obligor to extend the time period of liquidation or repayment in installments and inform the Contract Signatory, and the Contract Signatory agrees to continuously hold the joint responsibility of repaying the obligations that are under guaranty of the Contract Signatory upon the written notification of the Bank is delivered.

- The Contract Signatory agrees that all assets under his name will not be trust targets after the Principal Obligor obtains the loan and the Contract Signatory acts as the joint guarantor.

- The security rights of collateral provided by the Contract Signatory on this Agreement will not be affected in light of future trust planning.

- In the event any article prescribed in this Agreement conflicts with articles on respective loan agreements, the Contract Signatory should comply with articles provided on respective loan agreements.

- The Contract Signatory declares that the above clauses have been read within a reasonable period of time and agrees to be bound thereby.

The Contract Signatory :

Kid Castle Internet Technology Corporation Wang, Kuo-An (sealed)

Legal representative :
/s/ Wang, Kuo-An

Dated : Mar. 17th, 2004
Time         11:00, Mar. 17th, 2004
Location     8/F, 98, MingChuang Road, Hsin Tian City
Guarantee    Liu, Yi-Lin
Remark

Kid Castle Internet Technology Corporation Wang, Kuo-An (sealed)
/s/ Wang, Kuo-An

Business
Uniform No.   7    0    6    7    6    6    3    0

ID No.

Address       1st floor,148, Chienkuo Road, Hsintien City

Supervisor                                  Clerk

Note : in the event the Contract Signatory is an adolescent, the legal representative of the Contract Signatory should sign and seal on the columns for "the Contract Signatory" and "authorized seals".

Dated : Mar. 17th, 2004

                              RECEIPT OF BORROWING

Supervisor   Clerk   Checked by   A/C

To : Pan Asia Commercial Bank

                                 (Reserved for the use of term/installment loan)
Notice is hereby given by Kid Castle Internet Technology Corporation / WANG, KUO-AN (hereafter called the Borrower). Whereas the Borrower asked for a loan of twenty-five million NT dollars (hereafter called the Loan) together with the guarantor(s) on terms and conditions made as follows :

1. The Loan shall be made to the Borrower by either being deposited into the Borrower's account at the Bank or paid for the application designated by the Borrower.

2. The terms and repayment of the Loan are made in accordance with the following Schedule (3) :

            (1) This Loan runs during the period from _______ to _____, wherein the interest shall be paid every _______ month(s) after the Loan has been issued; the principal shall be repaid at once upon its expiry (the end of the aforementioned period).

            (2) This Loan runs during the period from ______ to ________ ; the principal shall be paid in ________ installments and the first installment thereof starts on ________ after the Loan has been issued; the rest of principal shall be repaid in equal installments every _______ month(s); the interest shall be paid every ________ month(s).

            (3) This Loan runs for 2 years and x months during the period from Mar. 30th, 2004 to Mar. 30th, 2006; the principal and interest shall be paid in 24 installments; the first installment shall be on Apr. 30th, 2004 and principal and interest shall be repaid in equal installments every 1 month(s) from the 2nd installments.

                  The Borrower should ask for a receipt of interest repayment from the Bankas evidence.

3. The interest on the Loan shall be repaid in accordance with Item (1) as follows :

            (1) The Borrower shall pay interest on the Loan at the rate of 5.25% per annum (calculated based on the base interest rate and the margin standard of the Bank upon signing of the Loan Agreement), the said interest rate may float at any time according to the Bank's adjustments to the base interest rate after the signing of the Loan Agreement. In addition, the interest rate shall be adjusted based on the interest rate standard of the Bank every ________ month(s) thereupon after the signing of the Loan Agreement.

            (2) The Borrower shall pay interest on the Loan at the rate of ___ per annum (calculated based on the base interest rate and the margin standard of the Bank upon signing of the Loan Agreement), the said interest rate shall be adjusted based on the base interest rate and the margin standard of the Bank every _______ month(s) thereupon after the signing of the Loan Agreement.

            (3) The Borrower shall pay interest on the Loan at the rate of per ___ annum.

4. The Borrower agrees that the Bank may review the interest rate of this Loan in accordance with "Rules Relating to Loan Interest Rate" of the Bank every _____ month(s) after the Loan has been issued. In the event the condition of the Borrower is in consistent with the Rules, the Borrower agrees that the Bank may readjust the interest rate of this Loan as appropriate to follow.

5. In the event the borrower fails to repay the Loan at once upon its expiry or when the Loan is deemed due in full, the Borrower shall pay the interest for deferred interest based on the agreed interest rate.

6. In the event the Borrower repays the principal, the unpaid payable interest or the delinquent principal and interest, the remaining sum of the reimbursement shall be calculated based on 10% of the Loan interest as penalty if the reimbursements are made in less than six months from the specified date, or 20% of the Loan interest as penalty if paid more than six months after the specified date.

7. The Borrower and the guarantor(s) is/are willing to regard additional Loan Agreement signed as a part of this Acknowledgement of Loan.

8. Any indebtedness owed by the Borrower and the guarantor(s) to the Bank shall be governed by and construed under the jurisdiction of the _______ District Court or the Taipei District Court for the first trial of such lawsuits.

Borrower :  Kid Castle Internet Technology Corporation
            /s/ Wang, Kuo-Am

Address :   1st floor,148, Chienkuo Road, Hsintien City

Guarantor : /s/ Wang, Kuo-An

Address :   8th floor,156, Chienkuo Road, DaFeng Li (Village), 8 Lin
            (Neighborhood ), Hsintien City, Taipei County

Guarantor : /s/ Chiu, Yu-En

Address :   No. 71, Sec. 1, Nanchang Road, LongFu Li (Village), 2 Lin
            (Neighborhood ), Chung-Cheng District, Taipei City

Guarantor : nil
Address :   nil

Guarantor : nil
Address :   nil

Dated : March 17th, 2004